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                                                                    Exhibit 10.7



                                 April 6, 2000



Storage Computer Corporation
11 Riverside Street
Nashua, NH  03062-1373
Attn:  Mr. Theodore Goodlander, Chief Executive Officer

     Re:  Citizens Bank of Massachusetts
          Financing for Storage Computer Corporation

     Reference is made to the Second Amended and Restated Loan Agreement dated as of November 16, 1998, as amended through the date hereof (the "Loan Agreement") by and between Storage Computer Corporation (the "Borrower") and Citizens Bank of Massachusetts, as successor in interest to State Street Bank and Trust Company (the "Bank"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

     The Borrower has requested that the Bank (i) waive the Existing Defaults (as hereinafter defined) and (ii) amend the Loan Agreement to delete the definition of Maturity Date in its entirety and replace it with the following:

     "Maturity Date" shall mean May 5, 2000.

     The Bank has agreed to waive the Existing Defaults and extend the Maturity Date as set forth above upon the satisfaction of the following conditions:

     1. Theodore Goodlander pledges to the Bank within five days from the date hereof as additional security for the Obligations (including obligations under the Goodlander Guaranty) $1,000,000 in cash (the "Cash Collateral") and executes all documents that the Bank may deem necessary to perfect its first-priority-lien in the Cash Collateral.

     2. The Borrower pays to the Bank on the date hereof a non-refundable extension fee of $10,000.

     3. On or before April 15, 2000, the Borrower reissues certain warrants (previously issued to the Bank) substantially in the form of those dated October 25, 1999, Certificates W-1 and W-2, to Citizens Financial Group, Inc., One Citizens Plaza, Providence, RI 02903.


     4. Confirmation of the Goodlander Guaranty and the Other Security Documents by Theodore Goodlander.

     In addition, the Borrower hereby agrees to pay on demand all of the Bank's reasonable expenses in preparing, executing and delivering this extension letter, and all related instruments and documents, including without limitation the reasonable fees and expenses of the Bank's special counsel and all travel related expenses of the Bank in connection with any filed audits or otherwise.

     The Borrower and Guarantor acknowledge and agree that (i) Events of Default exist under the Loan Documents, as set forth on Schedule 1 hereto (the "Existing Defaults") and (ii) no Events of Default under the Loan Documents other than the Existing Defaults exist on the date hereof.

     The Bank hereby waives the Borrower's Existing Defaults for the periods and the dates set forth on Schedule 1 attached hereto. This extension and waiver shall relate only to the Existing Defaults. This extension and waiver is limited as specified and shall not constitute a modification, amendment or waiver of any other provision of the Loan Agreement or constitute a course of dealing between the parties. This extension and waiver may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which counterpart when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. From and after the date hereof, all references to the Loan Agreement in the Loan Agreement shall be deemed to be references to the Loan Agreement as modified hereby.

     Please confirm that the foregoing correctly sets forth our agreement by signing and returning the duplicate copy of this extension enclosed herewith.

                              Very truly yours,

                              CITIZENS BANK OF MASSACHUSETTS


                             By: /s/ Kenneth Mooney
                                 ---------------------------
                                 Name: Kenneth Mooney
                                 Title: Senior Vice President
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Storage Computer Corporation
April 6, 2000
Page 3



ACKNOWLEDGED AND AGREED:

STORAGE COMPUTER CORPORATION, as Borrower

/s/ Theodore Goodlander
-----------------------------------
By:
Its: President

THEODORE GOODLANDER, as Guarantor

/s/ Theodore Goodlander
-----------------------------------
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Storage Computer Corporation
April 6, 2000
Page 4

                                 EXISTING DEFAULTS


     Schedule 1

          The Existing Defaults under the Loan Agreement are as follows:

     1. The failure of the Borrower to comply with the financial covenants contained in Sections 7.01, 7.02 and 7.03 of the Loan Agreement for the months ended November 30, 1999 and December 31, 1999.

     2. The failure of the Borrower to deliver to the Lender on a timely basis the following:

          (a) the Borrower's annual financial statements for its fiscal year ended December 31, 1999, as required by Section 5.03(a) of the Loan Agreement; and

          (b) the Borrower's monthly financial statements for the months ended November 30, 1999, December 31, 1999, January 31, 2000 and February 29, 2000, as required by Section 5.03(b) of the Loan Agreement.